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                              MARKETING AGREEMENT

         THIS AGREEMENT, made and entered into as of this 1 day of October, 1997, by and between SPORTS MARKETING & TELEVISION INTERNATIONAL, INC., a Delaware corporation (hereinafter "SMTI"), and BREEDERS' CUP LIMITED, a New York not-for-profit corporation (hereinafter "BCL");

                              W I T N E S S E T H:

         THAT, WHEREAS, BCL conducts a program which promotes the thoroughbred horse racing industry and familiarizes the international public with such industry; and

         WHEREAS, in connection with such program BCL sponsors an annual series of thoroughbred horse races known as the "Breeders' Cup Championship" (hereinafter "Championship"), provides purses and awards in connection with thoroughbred horse races, sponsors a series of races known as the Breeders' Cup National Stakes Program (hereinafter "National Stakes Races"), co-sponsors a schedule of races with the New York Racing Association known as Breeders' Cup Preview Day (hereinafter "Preview Day") and BCL owns and controls all rights in and to the names, logos, symbols, mascots and designs of BCL and the Championship (which names, logos, symbols, mascots and designs of BCL and the Championship and other BCL sponsored races are hereinafter referred to as the "Properties"); and

         WHEREAS, BCL is desirous of retaining the services of SMTI to provide general marketing consultation, broadcast and sponsorship rights, sales, advertising production and media placement, publicity and public relations, television and video production, production of promotional materials, merchandising and licensing of BCL in connection with the

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Championship, the National Stakes Races, the Preview Day Races and other BCL sponsored races, awards and programs and the Properties; and

         WHEREAS, SMTI is desirous of providing services to BCL in connection with the aforementioned marketing consultation, broadcast and sponsorship rights, advertising, public relations, television production, promotion materials and licensing of BCL, the Championship, the National Stakes Races, the Preview Day Races and other BCL sponsored races, awards and programs and the Properties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         I.       ENGAGEMENT.

                  BCL hereby engages and retains SMTI to provide the following services and SMTI agrees to provide such services to BCL:

                  1.1. CONSULTING SERVICES. SMTI shall render to BCL conceptual, strategic and tactical expertise in terms of marketing and broadcasting BCL programs and events. SMTI agrees to provide BCL access to SMTI's business contacts and relationships. The general consulting services to be performed by SMTI shall include, but not necessarily be limited to, the following matters and activities of BCL: overall policy and planning, BCL program structure and implementation of events; promotional regulations; commercial exploitation; track selection, contract negotiation and fulfillment; consumer trends and perceptions; industry relations and financial analysis and planning.

                  1.2. MARKETING SERVICES. SMTI shall provide services and represent BCL in the general area of marketing other than as contained in this
Article I below, including, but not

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limited to, the following: creative development; analysis and planning;
presentations; simulcasting and remote wagering; host track negotiations; publicity and public relations; national promotions; track promotions, and event management. A more specific description of the foregoing marketing services is attached hereto and designated Exhibit A.

                  1.3. ADVERTISING SERVICES. SMTI shall produce, and execute media placement of, all advertising (except for certain trade and industry advertising which BCL may deem advisable) for or in connection with BCL, the Championship or the Properties, including, but not limited to, consumer print ads; trade print ads; radio and television commercials. A more specific description of the foregoing advertising services is attached hereto and designated Exhibit B.

                  1.4. BROADCASTING SERVICES. SMTI shall provide services and represent BCL's interests in all broadcasting areas, including, but not limited to, media negotiations and media service. A more specific description of the foregoing broadcasting services is attached hereto and designated Exhibit C.

                  1.5. PRODUCTION SERVICES. SMTI shall provide production services, as may be requested by BCL from time to time, necessary to supply quality material for BCL programs and events, including, but not limited to, the following: securing competitive production bids; selection of qualified third-party vendors and suppliers; establishment and control of budgets; supervision of the production process; generation of timely and accurate billing; insuring completion and shipment of the finished product. The foregoing production services may be performed in the areas set forth on Exhibit D, attached hereto.

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                  1.6. SALES SERVICES. SMTI shall represent BCL in the sale of commercial rights related to the properties and shall perform the following duties:

                           (a) BROADCAST RIGHTS. SMTI shall negotiate, consummate and service all sales of rights to all broadcasting entities including home video and videocassette sales, both domestic and foreign;

                           (b) SPONSORSHIP SALES. SMTI shall negotiate, consummate and service all sales of rights to all commercial entities, both domestic and foreign; provided, however, that BCL retains the right to make sales of sponsorship rights, in which event SMTI shall remain responsible to BCL for sales assistance and the servicing of such sales other than those sales made pursuant to paragraph 3.4(c) herein;

                           (c) LICENSING SALES. SMTI shall negotiate, consummate and service grants of licensing rights and privileges to third-party licensees, racetracks and their respective sources of supply on a year to year basis at the prior consent of BCL; provided, however, that BCL retains the right to make any and all third party sales of licensing rights and privileges; and

                           (d) VIDEO FOOTAGE SALES. SMTI shall negotiate, consummate and service sales of video footage owned by BCL to all interested third parties on a year to year basis at the prior consent of BCL.

                  1.7. VIDEO PRODUCTION. SMTI shall provide production services as may be requested by BCL from time to time necessary to supply quality video tape and film materials to, or in association with, BCL programs, presentations and events, including, but not limited to, the following: utilizing SMTI personnel to produce, direct, edit and script; securing competitive bids

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from third-party production companies and/or third-party production studios;
selection of qualified third-party personnel, companies and studios, establishment and control of budgets, generation of timely and accurate billing; insuring completion and shipment of finished product. The foregoing production services may be performed in the areas set forth in Exhibit D attached hereto.

                  1.8. TELEVISION PRODUCTION. SMTI shall provide production services as may be requested by BCL from time to time for Breeders' Cup television events which are not produced directly by the broadcasting entities described in paragraph 1.6(a), except that SMTI shall have the exclusive right to produce the Preview Day telecasts through the year 1999 in conjunction with BCL/NBC and BCL/NYRA agreements dated July 30, 1993 and March 31, 1994, respectively.

                  1.9. SMTI shall cause Michael Letis (hereinafter "Letis") and Michael Trager (hereinafter "Trager") to be responsible for the management of, and to devote substantial attention to, the engagement and the performance of the services set forth hereinabove in this Article I.

                  1.10. BCL agrees to cooperate with SMTI in the sale of sponsorships and licenses to third parties and accordingly shall not unreasonably withhold the approval of such sales proposals presented by SMTI during the term hereof, provided, however, that BCL may withhold approval of any proposed sale of sponsorship or sponsorship agreement which gives name entitlement to the sponsor.

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         II.      TERM.

                  2.1. Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on January 1, 1998 and end on December 31, 1999. In the event NBC renews its agreement with BCL dated July 30, 1993, for two years as provided for under such agreement, then this Agreement shall be automatically renewed for an additional two (2) year term which coincides with the term of the agreement between BCL and NBC.

                  2.2. BCL or SMTI may terminate this Agreement at any time during the term hereof in the event of a material default in the performance of this Agreement, including a failure to perform in good faith hereunder, by giving written notice of such default to the party in default. In the event the party in default does not cure said default within thirty (30) days after receipt of notice thereof, termination of this Agreement shall be effective upon expiration of said thirty (30) day period except as provided in Article
XI. Any termination notice in the event of material default shall state the specific reasons for termination. Termination of this Agreement pursuant to the provisions hereof shall not release either party from any obligations existing prior to the effective date of termination.

         III.     FEES.

                  3.1. BASE FEE. In consideration for the performance of all services to be performed pursuant to paragraphs 1.1 and 1.2 hereunder, BCL shall pay SMTI a monthly base fee of $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*, payable on or before the 1st day of each month during the term hereof.

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                  3.2. PRODUCTION PAYMENTS AND COMMISSIONS. In addition to the base fee, for the performance of the production services as set forth in paragraph 1.5 hereunder, BCL shall pay SMTI an amount equal to the actual costs incurred by SMTI in, the performance of such services. and in the production of said materials, excluding general overhead costs, plus [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*% of such costs in the form of a commission to SMTI.

                  In addition to the base fee, for the performance of the video production services set forth in paragraph 1.7 hereunder, BCL shall pay SMTI for the utilization of its own personnel at prevailing market prices for any specific production service (other than services performed in the production of BCL television commercials) actually performed by said personnel in the form of a production fee in accordance with estimates approved by BCL and billed by SMTI invoice to BCL. In addition to such production fees, BCL shall pay SMT1 an amount equal to the actual costs incurred by SMTI in the performance of such production services, other than those actually performed by SMTI personnel, excluding general overhead costs, plus [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*% of such costs in the form of a commission to SMTI.

                  In addition to the base fee, for the performance of the television production services set forth in paragraph 1.8 hereunder, BCL shall pay SMTI fee amounts in accordance with estimates pre-approved by BCL and billed by SMTI invoice to BCL.

                  3.3. BROADCAST RIGHTS COMMISSIONS. In addition to the base fee, for the performance of the broadcasting services set forth in paragraph
1.4 hereunder, BCL shall pay SMTI a commission equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of all fees actually received by BCL from NBC pursuant to the Agreement dated July 30, 1993 for the broadcast rights covering the

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Championship (the "NBC Agreement") regardless of whether such fees are received by BCL during the term of this Agreement or thereafter. In the event NBC exercises its option to renew the NBC Agreement, then ECL shall pay SMTI a commission equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*% of all fees actually received by BCL from NBC up to $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* annually and [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*% of all fees in excess of $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* annually during such renewal term. In addition, BCL shall pay SMTI a commission equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of all fees actually received by BCL for broadcast media rights (other than those granted to NBC in the NBC Agreement) in respect of contracts or arrangements consummated as a result of the efforts of SMTI pursuant to paragraph 1.6(a) hereunder, provided such contracts or arrangements are fully consummated during tile term hereof.

                  3.4. SPONSORSHIP AND LICENSE FEES.

                  (a) In addition to the base fee, in the event SMTI identifies the sponsors or licensees and makes the sale of the sponsorship or license rights, BCL shall pay SMTI a commission during the term hereof equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of the gross amount annually of all advances, royalties, guarantees, sponsorship fees, license fees or any and all other such fees or sums actually received by BCL from sponsoring companies, official licensees and approved racetrack suppliers in respect of sponsorship and license contracts or arrangements consummated by SMT1 on behalf of BCL pursuant to paragraphs 1.6(b) and 1.6(c) hereunder, provided such contracts or arrangements are in full force and effect and not in default on the date of execution of this Agreement or fully consummated during the term hereof.

                  (b) In the event BCL identifies and makes initial contact with the sponsors or licensees and SMTI makes or assists BCL in the sale of the sponsorship or license rights, then with respect to such sales, BCL shall pay SMTI a commission during the term hereof equal to

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[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of the gross amount annually, up to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*, of all advances, royalties, guarantees, sponsorship fees, license fees or any and all other such fees or sums actually received by BCL from sponsoring companies, official licensees and approved racetrack suppliers in respect of sponsorship and license contracts or arrangements; [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of the gross amount annually, from $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* to $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*, of all advances. royalties, guarantees, sponsorship fees, license fees or any and all other such fees or sums actually received by BCL from sponsoring companies, official licensees and approved racetrack suppliers in respect of sponsorship and license contracts or arrangements; and [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of the gross amount annually, in excess of $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*, of all advances, royalties, guarantees, sponsorship fees, license fees or any and all other such fees or sums actually received by BCL from sponsoring companies, official licensees and approved racetrack suppliers in respect of sponsorship and license contracts or arrangements.

                  (c) In the event BCL identifies the sponsors and makes the sale of the sponsorship rights, then BCL shall pay SMTI a commission during the term hereof equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of the gross amount annually (not to exceed $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission] annually) of all advances, royalties, guarantees, sponsorship fees or any and all other such fees or sums actually received by BCL from such sponsoring companies in respect of sponsorship contracts or arrangements consummated by BCL for which SMTI shall provide sponsorship services pursuant to paragraph 1.6(b) hereinabove and, in addition, SMT1 shall be reimbursed for reasonable out of pocket expenses incurred in connection with such services.

                  3.5. ADVERTISING COMMISSIONS. In addition to the base fee, SMTI shall retain a commission equal to [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]*% of all annual gross advertising placement billings up to a total amount of $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* and [portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* percent of all billings amounts in excess of $[portions have been omitted pursuant to a request for confidential treatment and filed separately with the Commission]* during the term hereof,

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provided BCL has approved the production and placement of such media advertising (television, radio and print) in advance. Advertising placed by SMTI and paid by BCL, directly or indirectly, including, without limitation, local advertising for the host track for each Breeders' Cup Championship, shall be included in the totals in determining the applicable percentage commission hereunder. This paragraph 3.5 shall not apply to the trade and industry advertising described in paragraph 1.3.

                  3.6. OUT-OF-POCKET EXPENSES. BCL shall reimburse SMTI for pre-approved travel, lodging, sustenance and reasonable entertainment expenses in connection with general publicity and media relations, and on-location host track contract negotiations and simulcasting or remote wagering development within fifteen (15) days after receipt by BCL of a statement setting forth in reasonable detail such expenses.

         IV.      STATUS OF SMTI.

                  It is expressly understood that SMTI shall act at all times herein as an independent contractor, and nothing contained herein shall be construed to create the relation between the parties of partners or joint venturers, licensor and licensee, or employer and employee.

         V.       ASSIGNMENTS.

                  5.1. The parties hereto understand and agree that BCL is entering this Agreement in reliance upon the personal expertise of, and availability of the personal services of key employees of SMTI, including, but not limited to, Letis and Trager. This Agreement shall not be assigned by SMTI to any other person or company without prior written consent of BCL, which consent shall not be unreasonably withheld by BCL.

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                  5.2. In the event of the sale of SMT1 to any other person or entity, or in the event of the merger or consolidation of SMTI with any other corporation, then this Agreement may be assigned by SMTI to such successor person or entity provided that, prior to such assignment, such successor person or entity has effectively agreed for the benefit of BCL to assume all of the obligations of SMTI under the terms of this Agreement, including the provisions of paragraph 11.2(c) hereof.

                  5.3. This Agreement shall not be assigned by BCL without the prior consent of SMTI, except that if BCL is merged or consolidated into a successor corporation, then BCL may assign this Agreement to such successor corporation provided that prior thereto said successor corporation has effectively agreed for the benefit of SMTI to assume all of BCL's obligations hereunder.

         VI.      SUBCONTRACTING.

                  SMTI may subcontract to third parties the performance of services to be performed by SMT1 pursuant to this Agreement; provided, however, only those services which, in the opinion of SMT1 and BCL, SMTI lacks the technical expertise, personnel or facilities to perform are subject to this right to subcontract. SMTI shall remain responsible for the performance of such subcontracted services.

         VII.     CONFIDENTIALITY.

                  All knowledge and information which SMTI may acquire from BCL, or from any of its employees or agents, or on the premises of BCL, respecting the plans, methods, trade secrets and other private matters of BCL, shall for all time and all purposes be regarded as strictly confidential and held in trust solely for the benefit of BCL and shall not be directly or indirectly

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indirectly disclosed by SMTI to any person other than those persons specifically designated by BCL. It is understood that the employees, agents and authorized personnel of SMTI may use such information in the ordinary course of business pertaining to this Agreement and that SMTI shall use its best efforts to preserve the confidentiality of such information at all times.

         VIII.    REPRESENTATIONS AND WARRANTIES.

                  8.1. BCL hereby represents and warrants that it is the sole and absolute owner of the Properties, including all trademarks and copyrights associated therewith. Furthermore, BCL represents and warrants that as of the date of this Agreement the Properties do not infringe any contract, agreement, copyright, trademark, literary, artistic or property right, or any right of privacy or right of publicity of any third party, nor do such Properties constitute slander or libel of any person, firm, corporation or association whatsoever. BCL further represents and warrants that there is no litigation, proceeding or claim of any nature pending or threatened against BCL which may adversely affect the rights granted to SMTI hereunder.

                  8.2. SMTI represents and warrants that it shall in good faith and with diligence conduct all activities described in Article I hereof. SMTI further represents and warrants that there is no litigation, proceeding, or claim pending or threatened against SMTI, its agents or employees, which may adversely affect the duties imposed upon it hereunder.

         IX.      INDEMNIFICATION.

                  9.1. BCL shall indemnify and hold harmless SMTI from all suits, claims, expenses, costs and liability (including reasonable legal fees and expenses) arising directly or indirectly out of any misrepresentation or breach of warranty made or given by BCL in this Agreement.

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                  9.2. SMTI shall indemnify and hold harmless BCL from all
suits, claims, expenses, costs and liability (including reasonable legal fees and expenses) arising directly or indirectly out of any misrepresentation or breach of warranty made or given by SMTI in this agreement or out of SMTI's failure to pay, when due, sums attributable to vendors, subcontractors or third persons utilized to enable SMTI to perform its duties hereunder.

         X.       BOOKKEEPING AND ACCOUNTING.

                  10.1. All sums due BCL from third parties with regard to license agreements, sponsorship agreements and media rights agreements unless otherwise agreed to by BCL shall be remitted directly from such third parties to BCL and BCL shall, within fifteen (15) days after its receipt thereof, remit SMTI's commission thereon to SMTI.

                  10.2. BCL agrees to submit payment of all costs of media placement and production of printed materials, films, video tapes, television programs and such other items as may be produced by SMTI hereunder within twenty-five (25) days after the receipt by BCL of a statement setting forth in reasonable detail such costs.

                  10.3. SMTI and BCL agree to keep accurate books and records covering all transactions relative to this Agreement. SMTI and BCL or their respective duly authorized representatives shall have the right at all reasonable hours of any business day upon reasonable notice to examine at the other's place of business said books and records and other documents and materials in the possession or under the control of each with respect to the subject matter and provisions of this Agreement and shall have free and full access thereto to examine and make extracts therefrom. SMTI and BCL shall keep all said books and records available for at least two (2) years subsequent to the expiration of this Agreement. A true copy of all audits with

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respect to the subject matter of this Agreement made by SMTI or BCL or their representatives shall be delivered to the other immediately upon completion. Such right to examine is limited to SMTI's and BCL's business only as it relates to this Agreement and neither shall have the right under any circumstances to examine records relating to the other's business generally or with respect to any other matters for purposes of comparison or otherwise.

         XI.      EVENTS OF DEFAULT.

                  11.1. The occurrence of any of the following events shall constitute an event of default upon which BCL may, at its option, forthwith terminate this Agreement effective the date notice of termination is mailed by BCL to SMTI:

                           (a) The filing by or against SMTI in any forum or jurisdiction of any petition, voluntary or involuntary (which petition if involuntary is not dismissed or vacated within sixty (60) days), for relief and accord in bankruptcy or for reorganization or rearrangement under the bankruptcy laws, or an action for receivership of any nature or for an assignment for the benefit of SMTI's creditors.

                           (b) The dissolution for any reason where SMTI shall not continue, without interruption, its business affairs.

                  11.2. The occurrence of any of the following events shall constitute an event of default upon which BCL may, at its option, terminate this Agreement effective thirty (30) days after SMTI receives notice of said default and said default remains uncured pursuant to paragraph 2.2 hereof:

                           (a) The failure of SMTI to perform in any material respect the engagement described in Article I hereof to the reasonable satisfaction of BCL.

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                           (b) The breach of any representation or warranty
         made by SMTI hereunder.

                           (c) The termination of employment of Letis and/or Trager with SMTI, whether caused by Letis and/or Trager or SMTI, or for any reason. or the unavailability of Letis and/or Trager to perform services necessary to enable SMTI to comply with the terms of this Agreement, it being understood that an important inducement to BCL to enter this Agreement is the availability of Letis and/or Trager as employees of SMTI.

                  11.3. The occurrence of any of the following events shall constitute an event of default upon which SMTI may, at its option, forthwith terminate this Agreement effective the date notice of termination is mailed by SMTI to BCL:

                           (a) The filing by or against BCL in any forum or jurisdiction of any petition, voluntary or involuntary (which petition if involuntary is not dismissed or vacated within sixty (60) days), for relief and accord in bankruptcy or for a reorganization., or rearrangement under the bankruptcy laws, or an action for receivership of any nature or for an assignment for the benefit of BCL's creditors.

                           (b) The dissolution of BCL for any reason, where BCL shall not continue, without interruption, its business affairs.

                  11.4. The occurrence of any of the following events shall constitute an event of default upon which SMTI may, at its option, terminate this Agreement effective thirty (30) days after BCL receives notice of said default and said default remains uncured pursuant to paragraph 2.2 hereof:

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                           (a) The failure of BCL to make payments of any sums
         due hereunder on the date said payments are due;

                           (b) The granting by BCL to any person or company other than SMTI the rights of advertising other than as provided in paragraph 1.3, broadcast negotiation, broadcast sales, sponsorship sales other than as provided in paragraph 1.6(b) hereinabove or any other exclusive right granted by the terms of this Agreement to SMT1;

                           (c) The breach of any representation or warranty made by BCL hereunder.

                  11.5. It is expressly understood and agreed between the parties hereto that the rights and remedies provided hereunder are cumulative and that the exercise of any right or remedy upon the occurrence of an event of default shall not constitute a waiver of any other rights or remedies which may be available hereunder or at law or in equity to either party hereto.

         XII.     AUTHORITY OF SMTI.

                  It is expressly understood by the parties hereto that SMTI has no authority to cause BCL to become liable upon any contract without BCL's prior written authorization, which may be general or specific, and any agreement which may be negotiated by SMTI shall be submitted to BCL for approval, modification or rejection. In addition, before being utilized, published or distributed, all advertising, publicity and promotional materials shall be approved by BCL.

         XIII.    RIGHTS UPON TERMINATION.

                  13.1. It is expressly understood that upon the termination or expiration of this Agreement all rights and privileges granted by BCL to SMTI, except for the Preview Day

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television production rights pursuant to the agreement between BCL and the New
York Racing Association, Inc. dated March 30, 1994, in paragraph 1.8 shall immediately revert back to BCL and BCL, thereafter, shall have no further obligation to SMTI except for payment of sums which became due to SMTI prior to termination or expiration of this Agreement including all commissions due to SMTI pursuant to paragraphs 3.3 and 3.4 hereof in respect of agreements consummated during the term of this Agreement.

                  13.2. It is further agreed that, notwithstanding the provisions of paragraph 13.1 hereof, in the event of termination of this Agreement pursuant to paragraphs 11.1 or 11.2 hereof with the exception that such termination may result from the death or disability of Letis and/or Trager, BCL shall have no obligation to pay commissions to SMTI pursuant to paragraphs 3.3 or 3.4 hereof in respect of broadcast media rights fees, sponsorship fees or license fees received by BCL if

                           (a) Such fees are received after the date of termination, and

                           (b) BCL has been reasonably required to retain the services of persons or firms other than SMTI (including BCL employees) to perform BCL's obligations under such broadcast media rights agreements, sponsorship agreements or license agreements.

         XIV.     NOTICES.

                  All notices, requests, statements and other communications hereunder shall be in writing and shall be given by certified or registered mail, return receipt requested, as follows:

                  If to SMTI:  Sports Marketing & Television
                                 International, Inc.
                               410 Greenwich Avenue
                               Greenwich, Connecticut 06830
                               Attn: Michael A. Letis

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                  If to BCL:   Breeders' Cup Limited
                               2525 Harrodsburg Road
                               P.O. Box 4230
                               Lexington, Kentucky 40544
                               Attn: D.G. Van Clief, Jr.

                               cc:      Robert M. Watt, III, Esq.
                                        Stoll, Keenon & Park, LLP
                                        201 East Main Street, Suite 1000
                                        Lexington, Kentucky 40507-1380

or at such other addresses as the parties may designate in writing in accordance with this Article XIV.

         XV.      MISCELLANEOUS.

                  15.1. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky and the parties hereby agree that this Agreement is made in Fayette County, Kentucky, and is to be performed in Fayette County, Kentucky.

                  15.2. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidation, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  15.3. Each party executing this Agreement warrants and represents that he or she is fully authorized and has the power to execute this Agreement on behalf of such party.

                  15.4. This Agreement constitutes the entire understanding between the parties hereto and shall not be modified or amended unless in writing signed by such parties. The failure of either SMT1 or BCL to enforce, or the delay of either SMTI or BCL in enforcing, any of the said party's rights under this Agreement shall not be deemed a continuing waiver and such party may, within such time as is provided by applicable law, commence appropriate suits, actions or proceedings to enforce any or all such rights.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             SPORTS MARKETING & TELEVISION
                               INTERNATIONAL, INC.




                             By:  /s/ Michael A. Letis, President
                                -------------------------------------
                                  Michael A. Letis, President


                             BREEDERS' CUP LIMITED



                             By:  /s/ D.G. Van  Clief, Jr., President
                                -------------------------------------
                                  D.G. Van Clief, Jr., President


                                     - 19 -